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                                                                   EXHIBIT 10(a)

                                    AGREEMENT


        AGREEMENT made November 6 , 1998 and effective November 5, 1998, between The Sands Regent, a Nevada corporation (the "Seller"), and Terry W. Green and Joel R. Carter, Sr. (the "Purchasers") and the Gulfside Casino Partnership d/b/a Copa Casino ("Gulfside Partnership").

        WHEREAS, Seller owns (a) 100% of the issued and outstanding capital stock of Gulfside Casino, Inc. ("GCI"), a Mississippi corporation, (b) 100% of the issued and outstanding capital stock of Patrician, Inc. ("Patrician"), a Nevada corporation, and (c) 100% of the issued and outstanding capital stock of Artemis, Inc. ("Artemis"), a Nevada corporation; WHEREAS, GCI, Patrician and Artemis ("the Companies") are general partners in Gulfside Casino Partnership d/b/a Copa Casino ("Gulfside Partnership"), a Mississippi general partnership doing business as the Copa Casino in Gulfport, Mississippi; and the respective ownership interest of each of the Companies in Gulfside Partnership is: GCI -
 .006%; Patrician - 98.744%; Artemis - 1.25%;

        WHEREAS, Seller desires to sell, assign, convey and transfer the capital stock of the Companies and Purchasers desire to purchase and acquire all of the capital stock of the Companies, and to own, manage and operate Gulfside Casino Partnership d/b/a Copa Casino.

        NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties AGREE:

        1. Sale of Shares. Seller hereby sells, assigns, transfers and conveys to Purchasers, 100% of the issued and outstanding shares of the capital stock of the Companies as represented by the following share certificates:



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        COMPANY              CERTIFICATE NO.               NUMBER OF SHARES
        -------              ---------------               ----------------
        GCI                        11                            800
        Patrician                   1                          2,500
        Artemis                     1                          2,500

        With respect to each of the Companies, Seller shall transfer and convey said shares to Purchasers as follows:

        (a)    GCI

               (1)    Carter        50% or 400 shares

               (2)    Green         50% or 400 shares

        (b)    Patrician

               (1)    Carter        50% or 1,250 shares

               (2)    Green         50% or 1,250 shares

        (c)    Artemis

               (1)    Carter        50% or 1,250 shares

               (2)    Green         50% or 1,250 shares

        2. Payments to Seller. In consideration of its performance under this Agreement and related Exhibits, including the release, satisfaction and cancellation of certain lien rights as described in paragraph 4 below, and the sale, transfer and conveyance of the share certificates, Seller shall receive at closing: (A) a certified check in the amount of $500,000.00 drawn on the account of Gulfside Partnership and payable to the Escrow Agent subject to the terms of the Escrow Agreement attached hereto as Exhibit "C", and (B) a negotiable Promissory Note payable to Seller in the form attached hereto as Exhibit "A", in the principal





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amount of $8,000,000.00, without interest, executed by Gulfside Partnership and guaranteed by each of the Companies. Said Promissory Note shall be paid by payment to Seller on an ongoing basis of a monthly royalty equal to the greater of (i) 2% of the monthly Gross Gaming Revenue of the Gulfside Partnership or any successor to Gulfside Partnership or to its interest in the Copa Casino as set forth in the Royalty Agreement attached as Exhibit "B" or (ii) $15,000 in cash, in accordance with the terms and conditions of a written Royalty Agreement to be executed by Gulfside Partnership in the form of Exhibit "B" attached hereto, which Royalty Agreement may be recorded in memorandum form; provided, however, that the principal amount of payments due under said Promissory Note shall not exceed $8,000,000.00.

        3. Closing. Closing shall occur at the Copa Casino, Gulfport, Mississippi, on or before December 31, 1998. The following transactions shall occur at closing: (A) Seller shall endorse and deliver the shares certificates to Purchasers; (B) Seller shall mark "paid" the original of all notes payable to Seller by any of the Companies or by Gulfside Partnership; (C) Seller shall deliver to Purchasers terminations and cancellations of all financing statements, liens or Ship Mortgages securing the notes described above; (D) Gulfside Partnership shall deliver to Seller a certified check, payable to the order of Escrow Agent, for $500,000.00; and (E) Gulfside Partnership shall deliver to Seller the Promissory Note for $8,000,000.00 executed by Gulfside Partnership and the Companies; and (F) Gulfside Partnership shall deliver to Seller the Royalty Agreement executed by Gulfside Partnership; (G) Gulfside Partnership shall deliver to Seller the Escrow Agreement attached as Exhibit "C" executed by Gulfside Partnership, Seller and Escrow Agent; and (H) Gulfside Partnership shall deliver to Seller the Security Agreement attached as Exhibit "D" executed by Gulfside Partnership; and (I) Purchasers shall





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deliver to Seller the General Releases, Orders of Dismissals with Prejudice of certain litigation in the forms attached hereto as Exhibits "D", "E", "F", "G" and "H" executed by each of the Purchasers and their attorneys. Upon execution of this Agreement, the Purchasers, through their attorneys, shall sign and deliver to Seller the Joint Motions to Settle and Compromise Disputed Claims in the forms attached hereto as Exhibits "I" and "J".

        4. Cancellation of Existing Debt and Lien Rights. At closing, Seller shall mark "paid" and shall cancel any and all notes, obligations or debts owed to Seller by any of the Companies or by Gulfside Partnership and shall mark "satisfied" and terminate, cancel, discharge and release any liens, security interests or Ship Mortgage which secures such notes or indebtedness.

        5. Conditions Precedent. Seller shall have no obligation to close this sale, to transfer the shares, to cancel the notes or indebtedness or to cancel its security interests and liens unless and until the following conditions have occurred:

        (a) Entry of a Order Approving Settlement and Compromise Agreement by the Bankruptcy Court for the Southern District of Mississippi, which order shall have become final and not appealed or stayed pending an appeal.

        (b) Approval of the Mississippi Gaming Commission to transfer ownership and control of partners of Gulfside Partnership to Purchasers and approval of the Mississippi Gaming Commission to effectuate this stock sale and the transfer of the gaming license to Purchasers.

        (c) Approval of the Mississippi Port Authority, if required, to transfer ownership and control of the Companies to Purchasers, or to transfer and assign the Copa Casino lease to




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Purchasers and to release Seller from any liability thereunder.

        (d) Purchasers shall have delivered all of the documents and items required to be delivered pursuant to Paragraph 3 above.

        6. Successors: Binding Agreement. This Agreement and all exhibits, documents, and covenants contemplated by or required pursuant to this Agreement shall be binding upon each of the Purchasers and Gulfside Partnership d/b/a Copa Casino and upon their respective Successors, Assigns, or Transferees. A Successor, Assign, or Transferee of Gulfside Partnership d/b/a Copa Casino shall mean any person(s) or entity who, directly or indirectly by sale, merger, consolidation, operation of law or otherwise, shall acquire of otherwise succeed to a majority or controlling ownership interest in the business and/or assets of Gulfside Partnership d/b/a Copa Casino whether such casino remains at its current location or is relocated, or whether the current facilities are replaced, augmented or otherwise modified. The Purchasers and Gulfside Partnership hereby represent and covenant that they will require each and every such Successor, Assign or Transferee to expressly assume and agree to perform this Agreement and all Exhibits, documents, and covenants contemplated by or required under this Agreement including without limitation the Promissory Note and Royalty Agreement in the same manner and to the same extent that Purchasers and Gulfside Partnership would be required to perform if no such succession, transfer or assignment had taken place. Failure of the Purchasers or Gulfside Partnership to obtain such assumption agreement or the failure of any successor, assignee or transferee to execute and deliver such assumption agreement shall constitute an event of default under this Agreement and the Exhibits attached hereto, unless otherwise agreed in writing by the parties.




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        7. Representations, Warranties and Covenants.

        A. Seller Represents and Warrants:

        (1) Organization and standing. Seller and each of the Companies is duly organized, validly existing, and in good standing.

        (2) Capitalization. All issued shares of each of the Companies have been validly issued and are fully paid and nonassessable. None of the Companies has any outstanding subscriptions, contracts, options, warrants, or other obligations to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire any of its shares.

        (3) Share ownership. Seller is the owner, free and clear of any encumbrances, of the shares conveyed hereby. Seller has full right and authority to transfer said shares.

        (4) Valid Obligations. This Agreement and the Exhibits and documents to which Seller is a party have been duly authorized, executed and delivered by Seller, and will constitute valid and binding legal obligations in accordance with their terms.

        (5) Disclosures. Seller has delivered or made available to Purchasers and Purchasers acknowledge inspection and receipt of the following documents, records and information related to the Gulfside Partnership and the Companies:

                (a) Original General Ledger report for the year ending 6/30/96.
                (b) Original General Ledger report for the year ending 6/30/97.
                (c) Original General Ledger report for eleven months ending
                    5/31/98.
                (d) Vendor Listing as of 7/8/98.
                (e) Copies of Adjusting Journal Entries for the 11 months ending
                    5/31/98.
                (f) Copies of Adjusting Journal Entries for the 12 months ending
                    6/30/97.
                (g) Copies of Adjusting Journal Entries for the 12 months ending
                    6/30/96.
                (h) Accounts Payable listing as of June 30, 1998.
                (i) Accounts Payable Listing as of May 31, 1998.
                (j) Late Accounts Payable listing as of May 31, 1998.
                (k) Regular Financial Depreciation Schedule as of May 31, 1998.
                (l) Impairment Depreciation Schedule as of May 31, 1998.


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                (m) Copies of all insurance policies.
                (n) Copies of contracts and agreements.
                (o) Listing of all lawsuits.
                (p) Listing of positions and salary range.
                (q) Organization chart.
                (r) Copa Casino Internal Audit Reports for the quarter ended
                    12/31/97.
                (s) Copa Casino Internal Audit Reports for the quarter ended
                    3/31/98.
                (t) Monthly Financial Statement for the month and year ending
                    6/30/98.
                (u) Monthly Financial Statements for each 11 months from 7/31/97 to 5/31/98.
                (w) Audited Financial Statement as of and for the year ended
                    6/30/97.
                (x) Gulfside Casino Partnership 1996 (3/31/97) U.S.Partnership
                    Income Tax Return.
                (y) Payment Schedule (Agreement) with Phelps Dunbar.
                (z) Payment Agreement with the Cornell Group, Inc.
               (aa) Accounts Payable Listing as of 7/31/98.
               (bb) Purchase Journal for 7/31/98.
               (cc) Copies of Bank Balance report as of 8/7/98.
               (dd) Monthly Financial Statement for the month of July, 1998.
               (ee) Finding of Facts and Conclusion of Law in connection with
                    Port Authority lawsuit.
               (ff) Audited Financial Statements of Gulfside Partnership for
                    years ended June 30, 1998 and 1997.
               (gg) A Letter disclosure concerning a potential fine for alleged currency violations.
               (hh) Purchase Journal for the month ending August 31, 1998.
               (ii) October 7, 1998 letter to Mississippi Port Authority
                    regarding Hurricane George's chronology.
               (jj) May 5, 1998 Agreement with Neal Narter.
               (kk) Monthly financial statements for the three (3) months ending
                    September 30, 1998.

        Purchasers hereby acknowledge and represent that they have reviewed and inspected said records, and have been given full access to and the opportunity to inspect the records and properties of Gulfside Partnership and the Companies.

        (6) Title to properties. The Gulfside Partnership has good and marketable title to its properties and assets, real and personal, subject to no material security interests, mortgages, pledge, lien, or encumbrance, except for the lien of IGT on slot machines and the liens which







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are to be terminated pursuant to this Agreement.

        (7) That all taxes due by Gulfside Partnership and the Companies have been paid.

        (8) There are no outstanding contracts of a material nature which have not been disclosed.

        (9) Seller has not knowingly and intentionally made any misstatement of any material fact in connection with any documents, records or information furnished to Purchasers in connection with this Agreement and the transactions contemplated by this Agreement.

        (10) Comply with all laws, ordinances, governmental rules and regulations to which it is subject including, but not limited to the rules and regulations of the Mississippi Gaming Commission.

        B. Purchasers and Gulfside Partnership Represent, Warrant and Covenant:

        Until the Promissory Note attached hereto as Exhibit "A" is paid in the full in accordance with its terms, Purchasers and Gulfside Partnership shall:

                (1) Business and Existence. Preserve and maintain all material rights, privileges, licenses and franchises of Gulfside Partnership d/b/a Copa Casino and the Companies and maintain qualification and licenses as necessary in order to conduct its casino, restaurant and bar business.

                (2) Tax Returns. File and cause Gulfside Partnership and the Companies to file all federal, and state tax returns and other reports required by law.

                (3) Taxes and Liens. Pay and discharge, and cause Gulfside Partnership and each Company, to pay and discharge all taxes, assessments, liens and charges, as and when such taxes, assessments, liens and charges are due and payable, unless in dispute.





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                (4) Compliance with Laws. Comply and cause Gulfside Partnership and each Company to comply with all laws, ordinances, governmental rules and regulations to which it is subject including, but not limited to the rules and regulations of the Mississippi Gaming Commission and obtain and maintain all licenses, permits, franchises, leases or other authorizations necessary to the conduct of its business.

                (5) Business Records. Keep and maintain, and cause Gulfside Partnership and each Company to keep and maintain, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all financial transactions of Gulfside Partnership or the Companies.

                (6) Royalties. Pay and cause Gulfside Partnership or any successor, assignee or transferee of Gulfside Partnership or its interest in the Copa Casino to timely pay Seller or Escrow Agent the monthly royalty required hereunder.

        8. Conduct of business pending closing. Seller covenants that, pending the closing:

        (a) Gulfside Partnership business will be conducted in the ordinary course.

        (b) No change will be made in any of the Certificates of Incorporation or Bylaws.

        (c) No change will be made in any of the authorized or issued shares.

        (d) No dividend, distribution or payment will be made or declared with respect to any of the shares.

        (e) No material increase will be made in the compensation payable or to become payable by Gulfside Partnership or any of the Companies to any officer or employee.

        (f) No contract or commitment will be entered into by or on behalf of Gulfside Partnership or any of the Companies outside of the ordinary course of business.






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        (g) Gulfside Partnership debts will be paid as they become due to the extent funds are available to do so.

        (h) No material contract right of Gulfside Partnership will be waived.

        (i) No material obligations outside of in the ordinary course of business will be incurred.

        (j) Advise the Purchasers of any proposed expenditure or incurrance of a liability in excess of $25,000.00 and allow Purchasers a reasonable time to make comments with regard to such proposed liability.

        9. Access to Books and Records. From the date of the execution of this Agreement to the closing, Seller will give Purchasers or their representatives reasonable access to the offices, records, files, books of account, and tax returns of Gulfside Partnership and each of the Companies; provided, however, that such access and inspection shall not unreasonably interfere with normal business operations and shall be subject to the terms and conditions of that certain Confidentiality Agreement dated April 7, 1998 between Purchasers and Seller.

        10. Indemnity. Gulfside Partnership hereby agrees to defend, indemnify and hold harmless, and to cause each of the Companies to defend, indemnify and hold harmless, Sellers and its directors, officers, employees and agents from and against any and all claims, causes of action, losses, damages, liabilities, costs and expenses, including attorney, expert and accounting fees, court costs and expenses, which may be filed or asserted by or on behalf of John Woodfield, Lee Siepel or Venue Development Company or their successors or assigns arising from, related to or connected with that certain letter agreement dated June 3, 1996 or any rights, duties or liabilities arising therefrom.








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        11. Royalty Payments. Gulfside Partnership shall timely pay and
Purchasers shall cause Gulfside Partnership or its successor, assignee or transferee to timely pay to Seller or Escrow Agent the monthly royalty payments provided for hereunder.

        12. Security Interest and Collateral. To secure the prompt payment and performance to Seller of the obligation to pay the Promissory Note as described herein, Purchasers and Gulfside Partnership hereby grant to Seller a continuing Security Interest and Lien as described in that certain Security Agreement of even date herewith upon the following assets and properties, whether now owned or existing or hereafter acquired or arising, and wherever located, together with all accessions, substitutions and replacements thereof:

        (A) A first priority lien not subject to subordination on 10% of the Gross Gaming Revenues as defined in the Royalty Agreement of Gulfside Partnership d/b/a Copa Casino.

        (B) A lien, subject to subordination as described below, on 90% of the Gross Gaming Revenues of Gulfside Partnership d/b/a Copa Casino.

        (C) A lien second only to the lien of IGT, but subject to subordination as provided below, on all slot machines owned by Gulfside Partnership d/b/a Copa Casino.

        (D) A lien, subject to subordination as described below upon the following property and assets of Gulfside Partnership:

                (1) All accounts and accounts receivable.

                (2) All Inventory.

                (3) All equipment, furniture and fixtures including without limitation the M/V "Copa", Official No. 1027120.

                (4) General intangibles.




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                (5) All accessions, substitutions or replacements of such
                    products or proceeds.

        (E) Purchasers and Gulfside Partnership shall execute Financing Statements as provided for by the Uniform Commercial Code and agree to take all such action as may be required to perfect or continue the perfection of Seller's security interest in and to the collateral and hereby authorize Seller to sign and file necessary Financing Statements on behalf of Gulfside Partnership or its successors, assignees or transferees.

        13. Agreement to Subordinate. To enable Gulfside Partnership or its successor to obtain loans from banks or commercial lenders (to include investment bankers, insurance companies or other persons or entities regularly engaged in the business of making loans for commercial purposes) for capital improvements, for operating capital, to refinance loans, or for other necessary business purposes, Seller hereby agrees to subordinate its lien rights in and to the collateral, except and excluding its lien rights in and to 10% of the Gross Gaming Revenues, to the lien of such bank or commercial lender where such lien is to secure a loan to Gulfside Partnership d/b/a Copa Casino or its successor for capital improvements, operating capital, to refinance an indebtedness incurred for the business or operations of Gulfside Partnership or for other necessary business purposes; provided, however, that Seller shall not be required to subordinate its liens except upon reasonable notice and opportunity to verify that said loan is made and said loan proceeds shall be used solely for the purposes described above.

        14. Events of Default; Rights and Remedies upon Default.

        (a) Events of Default. The following shall constitute Events of Default by Purchasers:

                (1) Royalty Payments. Failure to make any royalty payment due hereunder within ten (10) days of the date on which such royalty payment becomes due and payable.


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                (2) Misrepresentation. If any warranty or representation
contained in this Agreement, or any other material warranty, representation, or other statement made or furnished to Seller by or on behalf of Purchaser in the other documents or in any instrument, certificate or statement furnished in compliance with or in reference to this Agreement or the other documents proves to have been false or misleading in any material respect when made or furnished.

                (3) Breach of Covenant. Purchaser fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or in the other documents, which is required to be performed, kept or observed by Purchaser, and the same is not cured to Seller's satisfaction within thirty (30) days after written notice thereof; provided, however, that any default arising from the failure to pay the royalty payments shall be governed by the provisions of the Royalty Agreement, Exhibit "B" and paragraph 14(a)(1) above.

                (4) Bankruptcy, Insolvency, etc. The commencement of a voluntary proceeding under any bankruptcy or similar laws by Gulfside Partnership or its successor entity, the failure to cause any involuntary bankruptcy proceeding to be promptly dismissed, the appointment of a receiver, trustee, custodian or similar fiduciary, or any assignment for the benefit of creditors.

                (5) Transfer or conveyance of the principal assets, property or equipment of Gulfside Partnership out of the ordinary course of business.

                (6) Transfer, loss, cancellation or revocation of the license to own and operate the Copa Casino or its successor entity.

                (7) Failure to comply with the provisions of the succession clause, Paragraph 6, under this Agreement.

        (b) Rights and Remedies Upon Default.





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        Upon the occurrence of any Event of Default, Seller shall have the following rights and remedies:

                (1) All of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and all other legal and equitable rights to which Seller may be entitled, all of which shall be cumulative and none of which shall be exclusive, in addition to any other rights or remedies contained in this Agreement or the Security Agreement.

                (2) After three (3) days written notice to Gulfside Partnership and Purchasers by facsimile, the right to take possession of the Collateral, and
(i) require Purchasers and Gulfside Partnership or its successor to assemble the Collateral, at their expense, and make it available to Seller at a place to be designated by Seller which is reasonably convenient, and (ii) enter the premises wherever the Collateral shall be located, without process of law, to take possession of and secure the collateral, and to keep and store the collateral on such premises until sold.

                (3) The right to foreclose the liens and security interests created under this Agreement and the Security Agreement or under any other agreement relating to the Collateral;

                (4) The right to sell or to otherwise dispose of all or any Collateral in its then condition, at public or private sale with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Seller, in its sole discretion, may deem advisable, and the right to apply the first sales proceeds to the cost of selling the collateral. Purchasers and Gulfside Partnership agree that twenty (20) days written notice of any public or private sale or other disposition of the Collateral shall be reasonable notice thereof, and such sale shall be at such location(s) as Seller shall designate in said notice; provided, however, that said sale shall be conducted in compliance with applicable law, and in a manner reasonably calculated to bring maximum value.





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        (c) Disposition of Net Proceeds. In the event of foreclosure and sale of the collateral as provided for herein, Seller agrees that, after deducting the reasonable costs of said foreclosure and sale, Seller shall apply fifty percent (50%) of the net proceeds to the balance due under the Promissory Note of even date herewith and shall pay the remaining fifty percent (50%) to Purchasers jointly; and if Seller shall elect to credit bid, then such credit bid shall be jointly submitted on behalf of Seller and Purchasers and, in the event said credit bid is successful, Seller and Purchasers shall own the collateral on a fifty-fifty (50%-50%) basis; it being the intention of the parties to divide any net proceeds of a foreclosure, sale or liquidation of the collateral or own the collateral on the basis of fifty percent (50%) to Seller and fifty percent (50%) to Purchasers jointly. Seller acknowledges that Purchasers are not now, and shall not become at any time, personally liable for repayment of the $8,000,000.00 Promissory Note; provided, this acknowledgment shall not be construed to release Purchasers from any act of fraud or breach of this Agreement.

        (d) Covenant Not to Sue and Further Assurance. In consideration of the covenants contained herein including the agreement to equally divide the net proceeds in the event of foreclosure and liquidation of collateral as described above, Gulfside Partnership and Purchasers agree that they will not institute any lawsuit, or other action, legal or otherwise, to challenge, set aside or otherwise effect the validity of the security interest granted hereby to Seller or to set aside, void or terminate said security interests including any suit or action to set aside or challenge the validity of Seller's security interest in the M/V "Copa", Official No. 1027120; nor will they assign any such right or claim or allow another to sue in their name(s), or assist anyone else in commencing, filing or prosecuting any such action or proceeding; and further agree that they will execute and deliver any additional security documents as may be reasonably requested by Seller in its judgment to perfect and enforce said security interests including without limitation a Ship Mortgage and/or Deed of Trust with fixture filing.

        15. Assumption of Employee Contracts. Purchasers and Gulfside Partnership expressly agree to assume and comply with all terms and conditions of that certain Employment Agreement dated May 5, 1998 by and between Gulfside Casino Partnership and Neal Narter.

        16. Payment and Indemnification for Civil Penalty. The Parties hereby acknowledge that the Financial Crimes Enforcement Network ("FINCEN"), Department of the Treasury has made a






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preliminary determination to impose a civil penalty upon Gulfside Partnership in the amount of $1,321,622.00 for the alleged failure to timely file reportable currency transactions between the period September 1, 1993 through December 31, 1994 allegedly in violation of the Bank Secrecy Act of 1970, 31 U.S.C. '5311 et seq. as described in a letter from FINCEN dated June 24, 1998 and the schedule of alleged violations attached thereto; that Gulfside Partnership has retained Deloitte & Touche, LLP, 50 Fremont Street, San Francisco, California to protest and/or negotiate said civil penalty; and that Gulfside Partnership has accrued or will accrue $200,000.00 in an anticipation of payment of a negotiated civil penalty and payment of professional fees necessary to protest and/or negotiate said penalty. Therefore, as among themselves and in consideration of the promises and covenants contained in this Agreement, the Parties further agree:

        (a) Gulfside Partnership shall continue to employ Deloitte & Touche to protest and/or negotiate said civil penalty until such penalty is finally resolved;

        (b) To the extent it may become necessary to retain other professionals including attorneys in connection with said proposed penalty, such other professionals shall be retained and employed by Gulfside Partnership only upon the written agreement of both Seller and Purchasers;

        (c) To the extent a civil penalty is imposed as a result of the violations alleged in the letter of June 24, 1998, Gulfside Partnership shall pay, when and as due, said penalty and all future professional fees associated therewith up to $200,000.00;

        (d) To the extent of any sums which Sands Regent is actually paid at closing or in monthly royalties pursuant to this Agreement, the Royalty Agreement and Promissory Note, and to the extent the penalty imposed pursuant to the violations alleged in the letter of June 24, 1998 and the related professional fees therefor shall exceed $200,000.00, The Sands Regent shall pay when and as due and





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shall indemnify and hold harmless Gulfside Partnership for payment of such penalty and related expenses in excess of $200,000.00; it being the express agreement and understanding of the Parties that the liability of Sands Regent to pay any indemnity hereunder shall be limited to and shall not exceed the amount it actually receives at closing or in monthly royalties under this Agreement, the Royalty Agreement, and the Promissory Note and that the liability of The Sands Regent to so indemnify Gulfside Partnership is limited to a penalty imposed and future professional fees incurred as a result of the violations alleged in the letter of June 24, 1998.

        (e) The Parties agree that for the purpose of assuring the promise of The Sands Regent to indemnify Gulfside Partnership with regard to any such civil penalty or related future professional fees in excess of $200,000.00, the $500,000.00 payment due at closing and the monthly royalty payments due hereunder shall be escrowed in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit "C".

        (f) The Parties agree that Gulfside Partnership shall continue to utilize and employ Deloitte & Touche to protest and negotiate said penalty, and that all Parties will exercise their best efforts to avoid entirely or reduce the final amount of any such penalty.

        (g) The Parties further agree that, in the event said penalty has not been finally resolved prior to the closing described in paragraph 3 above, the President of The Sands Regent and a CPA or an attorney designated by Purchasers shall be jointly responsible for and shall have sole authority to negotiate and settle the final amount of such penalty, and further agree that until such penalty is finally resolved all Parties will be advised of the status of the protest and the negotiations.

        17. Brokerage. Purchasers and Seller jointly represent and warrant that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any

Broker or Agent other than their respective attorneys. Each party shall indemnify and hold the other party harmless against and in respect of any claim for brokerage fees or other commissions relative to this Agreement, or of the transactions contemplated hereby.

        18. Survival of Representations. All statements contained in this Agreement and in any exhibit, document, certificate or other instrument delivered by any party to this Agreement, or in connection with the transaction contemplated hereby, shall be deemed representations and warranties. All representations and warranties made in this Agreement, or pursuant hereto, shall be deemed joint and several, and except as otherwise expressly stated, and shall survive the closing.

        19. Entire Agreement. This Agreement and the exhibits and documents contemplated or required hereby constitute the entire agreement among the parties with respect to the subject matter and supersede all prior agreements and negotiations pertaining to the subject matter. The parties expressly acknowledge that they have not relied and are not relying upon any representations other than those set forth in this Agreement.

        20. Binding Effect; Benefit. This Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, executors, administrators, heirs, or legatees, trustees and legal representatives.

        21. Attachments. All Exhibits and Schedules mentioned in this Agreement shall be attached to this Agreement and shall form an integral part hereof.

        22. Governing Law. This Agreement has been executed in and shall be construed in accordance with the laws of Mississippi.

        23. Notices. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered by facsimile or mailed, first class postage prepaid, if to Seller: The Sands Regent
                               345 North Arlington
                               Reno, Nevada, 89501
                               Attention: Dave Wood
                               Facsimile no. (702) 348-6241

or at such other address as may be designated in writing with copy to:

                               Luke Dove, Esquire
                               Dove & Chill
                               1142 Deposit Guaranty Plaza
                               Jackson, Mississippi 39201
                               Facsimile no. (601) 352-0990

or, if to the Purchasers:      Mr. Joel R. Carter, Sr.
                               P. O. Box 29
                               Gulfport, Mississippi 39502
                               Facsimile no. (228) 396-9825

                               Mr. Terry W. Green
                               P. O. Box 440367
                               Houston, Texas 77244-0367
                               Facsimile no. (281) 493-2296

                               Gulfside Casino Partnership d/b/a Copa Casino
                               P. O. Box 1600
                               Gulfport, Mississippi 39502
                               Facsimile no. (228) 824-0183

or, at such other address as may be designated in writing with a copy to:

                               William Lee Guice, III
                               Rushing & Guice
                               P. O. Box 1925
                               Biloxi, Mississippi 39533
                               Facsimile no. (228) 374-8155

                               Richard A. Schwartz, Esquire
                               Schwartz, Junell, Campbell & Oathout, L.L.P.
                               1221 McKinney, Suite 1000
                               Houston, Texas 77010
                               Facsimile no. (713) 752-0327

        24. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement.

                                           THE SANDS REGENT


DATED:   11/6/98      , 1998               BY:  /s/ Ferenc B. Szony
       ---------------                          --------------------------------
                                                President

                                           GULFSIDE CASINO PARTNERSHIP
                                           d/b/a COPA CASINO, a Mississippi
                                           General Partnership

                                           By: Gulfside Casino, Inc., Its
                                               General Partner

DATED:   11/6/98      , 1998               BY:  /s/ David R. Wood
       ---------------                          --------------------------------
                                                Vice-President of Gulfside
                                                Casino, Inc.

                                           TERRY W. GREEN


DATED:    11/4/98     , 1998               /s/  Terry W. Green
       ---------------                          --------------------------------

                                           JOEL R. CARTER, SR.


DATED:    11/5/98     , 1998               /s/  Joel R. Carter Sr.
       ---------------                          --------------------------------

STATE OF      MISSISSIPPI
              -----------
COUNTY OF     HARRISON
              --------

        PERSONALLY came and appeared before me, the undersigned authority in and for the aforesaid County and State, the within named Ferenc B. Szony , who acknowledged to me that he is the President of THE SANDS REGENT, a Nevada corporation, and that for and on behalf of said corporation and as its act and deed, he signed, executed and delivered the above and foregoing Agreement on the day and year therein mentioned and for the purposes therein stated, after having first duly read and understood said Agreement and having been duly authorized by said corporation so to do.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 6th day of November, 1998.

                                                    /s/ Katherine Newbaker
                                                    ----------------------------
                                                    NOTARY PUBLIC
                                                                 "Notary Seal"

My Commission Expires:
"Notary Public State of Mississippi at Large
MY COMMISSION EXPIRES: Nov. 17, 2000
Bonded Thru Notary Public Underwriters"


STATE OF      MISSISSIPPI
              -----------
COUNTY OF     HARRISON
              --------

        PERSONALLY came and appeared before me, the undersigned authority in and for the aforesaid County and State, the within named David R. Wood , who acknowledged to me that he is the Vice-President of GULFSIDE CASINO, INC., a Mississippi corporation and a General Partner of GULFSIDE CASINO PARTNERSHIP D/B/A COPA CASINO, a Mississippi general partnership, and that for and on behalf of said corporation and as its act and deed, as General Partner, and as its act and deed on behalf of said partnership, he signed, executed and delivered the above and foregoing Agreement on the day and year therein mentioned and for the purposes therein stated, after having first duly read and understood said Agreement and having been duly authorized by said corporation so to do.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 6th day of November, 1998.

                                                    /s/ Katherine Newbaker
                                                    ----------------------------
                                                    NOTARY PUBLIC
                                                                 "Notary Seal"

My Commission Expires:
"Notary Public State of Mississippi at Large
MY COMMISSION EXPIRES: Nov. 17, 2000
Bonded Thru Notary Public Underwriters"

STATE OF      Texas
              -----
COUNTY OF     Harris
              ------

        PERSONALLY came and appeared before me, the undersigned authority in and for the aforesaid County and State, the within named TERRY W. GREEN, who acknowledged to me that he signed, executed and delivered the above and foregoing Agreement on the day and year therein mentioned and for the purposes therein stated, after having first duly read and understood said Agreement.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 4th day of November, 1998.

                                                   /s/ Joann Hutton
                                                   -----------------------------
                                                   NOTARY PUBLIC
My Commission Expires:                                       "Notary Seal"

     5-21-2000
     ---------


STATE OF      MISSISSIPPI
              -----------
COUNTY OF     HARRISON
              --------

        PERSONALLY came and appeared before me, the undersigned authority in and for the aforesaid County and State, the within named JOEL R. CARTER, who acknowledged to me that he signed, executed and delivered the above and foregoing Agreement on the day and year therein mentioned and for the purposes therein stated, after having first duly read and understood said Agreement.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 5 day of Nov., 1998.

                                                   /s/ Maria M. Cobb
                                                   -----------------------------
                                                   NOTARY PUBLIC
                                                                "Notary Seal"
My Commission Expires:
"Notary Public State of Mississippi at Large
MY COMMISSION EXPIRES: Nov. 11, 2001
Bonded Thru Notary Public Underwriters"